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                                                                EXHIBIT (a)(xix)

                             SUNAMERICA SERIES TRUST

                     AMENDED AND RESTATED ESTABLISHMENT AND
                  DESIGNATION OF SHARES OF BENEFICIAL INTEREST

         The undersigned, being the President of SunAmerica Series Trust (hereinafter referred to as the "Trust"), a trust with transferrable shares of the type commonly called a Massachusetts Business Trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by
Section 6.10 of the Declaration of Trust of the Trust, dated September 11, 1992 (hereinafter, as amended, referred to as the "Declaration of Trust"), by affirmative vote of the entire Board of Trustees of the Trust, duly taken in the manner provided in the Declaration of Trust at a meeting held on June 12, 2003, and by vote of shareholders holding 99.975% of the outstanding shares of beneficial interest in the Asset Allocation Portfolio, at a meeting duly called and held on October 28, 2003, the following was hereby authorized:

         That the Asset Allocation Portfolio of the Trust be terminated as a series of the Trust as of November 24, 2003.

         The undersigned President of the Trust DOES HEREBY CERTIFY THAT, as of November 24, 2003, the following is a list of the thirty-two (32) separately designated series of the Trust's shares of beneficial interest, without par value, which have been heretofore duly authorized and established by the Board of Trustees of the Trust, pursuant to the authority conferred upon the Trustees of the Trust by Section 6.10 of the Declaration of Trust, and having all of the rights and preferences described in the Declaration of Trust:

-        Cash Management Portfolio

-        Corporate Bond Portfolio

-        Global Bond Portfolio

-        High-Yield Bond Portfolio

-        Worldwide High Income Portfolio

-        SunAmerica Balanced Portfolio

-        MFS Total Return Portfolio

-        Telecom Utility Portfolio

-        Equity Income Portfolio

-        Equity Index Portfolio

-        Growth-Income Portfolio

-        Federated America Leaders Portfolio
         (f/k/a Federated Value Portfolio)

-        Davis Venture Value Portfolio

-        "Dogs" of Wall Street Portfolio

-        Alliance Growth Portfolio

-        Goldman Sachs Research Portfolio

-        MFS Massachusetts Investors Trust Portfolio
         (f/k/a MFS Growth and Income Portfolio)

-        Putnam Growth: Voyager Portfolio
         (f/k/a Putnam Growth Portfolio)

-        Blue Chip Growth Portfolio

-        Real Estate Portfolio

-        Small Company Value Portfolio

-        MFS Mid-Cap Growth Portfolio

-        Aggressive Growth Portfolio

-        Growth Opportunities Portfolio

-        Marsico Growth Portfolio

-        Technology Portfolio

-        Small & Mid Cap Value Portfolio

-        International Growth and Income
          Portfolio

-        Global Equities Portfolio

-        International Diversified Equities
         Portfolio

-        Emerging Markets Portfolio

-        Foreign Value Portfolio

                                           By: /s/ ROBERT M. ZAKEM
                                               -------------------
                                               Name: Robert M. Zakem
                                               Title: President

Dated: December 15, 2003